Exhibit 10.9

                            STOCK PURCHASE AGREEMENT

     This Agreement is made and entered into this 29th day of October, 2003, but is agreed to be effective as of the 30th day of September, 2003, by and between Pioneer Financial Industries, Inc., a Nevada Corporation, ("PFI") with its principal offices located at 955 S. Virginia, Ste. 116 Reno, NV 89502 and Pioneer Financial Services, Inc., a Missouri Corporation, ("PFS") with its principal offices located at 4700 Belleview, Ste. 300, Kansas City, MO 64112. Pioneer Licensing Services, Inc., a Nevada Corporation, ("PLS") with its principal offices located at 3050 E. Desert Inn Rd., Ste. 125, Las Vegas, NV 89121 is a party to this Agreement to the extent of the representations and warranties set forth herein.

      Whereas PFI owns all of the outstanding stock of PLS; and,

      Whereas PFS is desirous of purchasing all of the stock of PLS from PFI,

      In consideration of the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows, intending to be legally bound:

1       Agreement to Purchase.  PFS agrees to purchase from PFI 10,000 shares of the common stock of PLS (the "Shares"), par value $1.00 per share, effective on the date set forth above at a purchase price of $106,082.05. The Shares constitute all of the issued and outstanding shares of any class of stock of PLS. Such Shares shall be duly and validly issued and, when issued, shall be fully paid and non-assessable.

2       Closing and Payment of the Purchase Price.

        2.1 The Closing shall take place at 10:00 AM on October 29, 2003 at the offices of PFS, Suite 300, 4700 Belleview, Kansas City, MO or at such other time and place as the parties may agree upon.

        2.2 At the Closing PFS shall deliver in cash or other immediately available funds to PFI the entire aggregate purchase price.

        2.3 At the Closing, PFI shall deliver to PFS stock certificates, duly endorsed for transfer, free and clear of any and all liens or encumbrances, together with resignations of any and all officers and directors of PLS as PFS shall have designated in writing to PFI and PLS at least one day prior to the Closing.

3       Representations of the PFI.  PFI hereby represents  and  warrants to the
PFS as follows:

        3.1 PLS is a corporation duly organized, legally existing and in good standing under the laws of the state of Nevada. PLS has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. PLS has no subsidiaries, and is not a member of any partnership or joint venture or limited liability company. PLS is qualified to do business in all jurisdictions wherein the nature of its' activities require such qualification.

        3.2 The entire authorized capital stock of PLS consists of 100,000 common shares, par value $1.00 per share, of which 10,000 shares are issued and presently outstanding.

        3.3 PFI has furnished to PFS such financial statements and informa-tion as the parties have deemed necessary and appropriate. Such financial statements were prepared in accordance with PLS's books and records and in accordance with generally accepted accounting principles and fairly present the financial position and results of the Company as of the dates and for the periods indicated. The Company has no material liabilities or obligations, which are not shown or provided for in such financial statements, except those arising in the ordinary course of the Company's business.

        3.4 This Agreement has been duly executed and delivered by PFI and constitutes the legal, valid and binding obligation of PFI, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by PFI and the consummation by it of the transactions contemplated hereby does not require the consent, waiver, approval, license or authorization of any person, entity or public authority which will not have been obtained on or prior to Closing.

        3.5 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the articles of incorporation or by-laws of either PFI or PLS or any subsidiary of either or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any property or assets of either PFI or PLS or any subsidiary of either under any agreement or commitment to which PFI or PLS or any subsidiary of either is a party or by which PFI or PLS or any subsidiary of either is bound, or to which the property of PFI or PLS or any subsidiary of either is subject, or violate any federal or state statute or law, or any judgment, decree, order, regulation or rule of any federal or state court or domestic governmental authority.

        3.6 PLS has filed all tax returns of any nature which are required to have been filed by the effective date of this Agreement. PLS has paid all taxes due shown on such tax returns. No tax returns of PLS are under audit at this time. PLS is not a party to any tax sharing agreement with its parent or affiliated corporations.

4       Representations of the PFS.  PFS acknowledges that  the Shares are being offered and sold in reliance upon exemptions from federal and state securities laws. In connection with these exemptions, PFS hereby represents and warrants to PFI and to PLS as follows:

        4.1 The Shares will be acquired for PFS' own account for investment and not with the view toward resale or distribution thereof.

        4.2 PFS is able to bear the economic risks of an investment in the Shares and is able to hold the Shares for an indefinite period of time.


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

        4.3    PFS and its officers  and  directors  have  such   knowledge  and
experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in PLS.

        4.4 PFS has taken the opportunity to conduct a due diligence investi-gation of PLS, has reviewed its financial and other records, and has had the opportunity to ask questions of and receive answers from management of PLS. All such questions have been answered to the full satisfaction of PFS. PFS has carefully evaluated the business of PLS and the risks associated with this investment.

        4.5 PFS understands and acknowledges that the Shares have not been registered with the U.S. Securities Exchange Commission or with any state securities administrator. PFS acknowledges that PLS is not subject to the reporting requirements of the Securities Exchange Act of 1934. Accordingly, PLS is not obligated to make the filings and reports, or make publicly available the information, which is a condition to the availability of Rule 144 promulgated under the Securities Act of 1933.

        4.6 PFS has taken all necessary corporate action to authorize the execution of this agreement and the fulfillment of the transactions contemplated herein.

5       Limitation on Transfer of Shares.  PFS acknowledges and understands that there are substantial restrictions on the transferability of the Shares under federal and applicable state securities laws. Since the Shares will not be, and PFS has no right to require that they be, registered under the Securities Act of 1933 or applicable state securities laws, the Shares may not be, and PFS agrees that they shall not be, offered or sold unless such sale is exempt from registration under the Securities Act and any applicable state securities laws. PFS further acknowledges that PLS is under no obligation to aid PFS in obtaining any exemption from the registration requirements. PFS understands and agrees that the Shares will bear and be subject to a legend referring to these restrictions.

6       Termination of Agreement.  The representations, warranties and covenants of the parties shall survive the closing of the purchase of the Shares hereunder for a period of two years.

7       General

        7.1 Entire Agreement. This Agreement constitutes the entire agree-ment of the parties, supersedes any prior terms sheets, letter of intent or agreements, and may not be changed, nor any of its provisions waived, without the written consent of all the parties.

        7.2 Binding Effect. This Stock Purchase Agreement shall be binding upon and inure to the benefit of PFI and its successors and assigns and shall not be assignable by PFS without the prior written consent of the Company. This Agreement shall inure to the benefit of PFS and shall be binding upon PFS and its successors and assigns.

        7.3    Missouri Law.   This  Agreement shall  be construed in accordance
with and be governed by the laws of the State of Missouri without regard to choice of law principles.


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

        7.4 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been fully given if delivered personally or sent by certified mail, postage prepaid, to the party to receive such notice at the address of the Corporations, or to any other address or addresses as may hereafter be specified by notice given by any of the above for itself to the others.

      IN WITNESS WHEREOF, the parties hereto have agreed as of the day and year first above written.

                                    PIONEER FINANCIAL INDUSTRIES, INC.,
                                    a Nevada corporation

                                    By:    /s/ William D. Sullivan
                                           --------------------------
                                    Name:  William D. Sullivan
                                    Title: President
ATTEST:

/s/ J.A. Sullivan
---------------------------
Name:   J.A. Sullivan
Title:  Vice President


                                    PIONEER FINANCIAL SERVICES, INC.,
                                    a Missouri corporation

                                    By:    /s/ William D. Sullivan
                                           --------------------------
                                    Name:  William D. Sullivan
                                    Title: Chief Executive Officer
ATTEST:

/s/ Thomas H. Holcom
---------------------------
Name:  Thomas H. Holcom
Title:  President & C.O.O.


                                    PIONEER LICENSING SERVICES, INC.,
                                    a Nevada corporation

                                    By:    /s/ William D. Sullivan
                                           --------------------------
                                    Name:  William D. Sullivan
                                    Title: President
ATTEST:

/s/ Randy J. Opliger
---------------------------
Name:  Randy J. Opliger
Title:  Treasurer




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